Exhibit 3

                        REGISTRATION RIGHTS AGREEMENT dated as of July 6, 1995,
                  between TIME WARNER INC., a Delaware corporation (the "Company"), and HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (the "Stockholder").

            This Agreement is made pursuant to Sections 7.01(f) and 7.02(g) of the Agreement and Plan of Merger dated as of January 26, 1995 (as such agreement may be amended from time to time, the "Merger Agreement"), among KBLCOM Incorporated, a Delaware corporation ("KBLCOM"), the Stockholder, the Company and TWI Cable Inc. (formerly known as TW KBLCOM Acquisition Corp.), a Delaware corporation and a wholly owned subsidiary of the Company. In order to induce the Stockholder to consummate the transactions contemplated by the Merger Agreement, and in further consideration therefor, the Company has agreed to execute and deliver this Agreement and provide the registration rights set forth in this Agreement.

            Accordingly, it is hereby agreed as follows:

            1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

            "BLACKOUT PERIOD" means any Section 6(a) Period and any Section 6(b) Period.

            "COUNSEL TO THE HOLDERS" means the single law firm from time to time representing the Holders, as appointed by the Holders of a majority in number of the Registrable Securities.

            "DESIGNATED SHELF REGISTRATION" has the meaning specified in Section 4(b).

            "EFFECTIVE PERIOD" means a period commencing on the date of this Agreement and ending on the earliest of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and no Holder holds any shares of Parent Preferred Stock, (ii) the tenth anniversary of the Closing Date (subject to extension as provided in Section 4(b), 6 or 7 hereof) and (iii) the later of (A) the date on which the Stockholder's Agreement shall terminate

                                       1

and (B) the third anniversary of the date of the last issuance of Registrable Securities, other than the issuance of shares of Parent Common Stock upon conversion or exchange of Parent Preferred Stock; PROVIDED, HOWEVER, that the Effective Period shall not terminate pursuant to clause (i) or (iii) so long as the Company may in the future issue Registrable Securities pursuant to the Merger Agreement.

            "HOLDER" means (i) the Stockholder or any Affiliate of the Stockholder that is a holder of Registrable Securities or Parent Preferred Stock and (ii) each Person that is a registered holder of Registrable Securities or Parent Preferred Stock that (A) acquired such Registrable Securities or Parent Preferred Stock in accordance with Section 2.02 of the Stockholder's Agreement and (B) received or will receive certificates for Registrable Securities bearing a legend pursuant to Section 3.01(b) of the Stockholder's Agreement; PROVIDED, HOWEVER, that, if such Person is not the Stockholder, such Person has agreed in writing to become a Holder hereunder and to be bound by the terms and conditions of this Agreement.

            "NASD" means the National Association of Securities Dealers, Inc.

            "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            "REGISTRABLE SECURITIES" means, collectively, (i) the shares of Parent Common Stock issued pursuant to the Merger, (ii) the shares of Parent Common Stock or other securities of Parent issued pursuant to the conversion or exchange provisions of the Parent Preferred Stock issued pursuant to the Merger,
(iii) any shares of Parent Common Stock issued pursuant to Section 8.01(g)(ii) of the Merger Agreement (the securities referred to in (i), (ii) and (iii) are, collectively, the "Shares") and (iv) any securities paid, issued or distributed in respect of any Shares by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. Securities will cease to be Registrable Securities in accordance with Section 2 hereof.

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            "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with this Agreement, including, without limitation,
(i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to
Section 7(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained in connection with the requested registration and (vii) the reasonable fees and expenses of Counsel to the Holders, but excluding (x) underwriting discounts and commissions and transfer taxes, if any, and (y) any fees or disbursements of counsel to the Holders or any Holder (other than Counsel to the Holders).

            "REGISTRATION STATEMENT" means any registration statement (including a Shelf Registration) of the Company referred to in Section 3 or 4, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

            "RELATED SECURITIES" means any securities of the Company similar or identical to any of the Registrable Securities, including, without limitation, Parent Common Stock and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, Parent Common Stock.

            "SALE PERIOD" has the meaning specified in Section 4(b).

            "SECTION 6(A) PERIOD" has the meaning specified in Section 6(a).

            "SECTION 6(B) PERIOD" has the meaning specified in Section 6(b).

            "SHELF REGISTRATION" means a "shelf" registration statement on an appropriate form pursuant to Rule 415 under

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the Securities Act (or any successor rule that may be adopted by the SEC).

            "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean an underwritten offering in which securities of the Company are sold to an underwriter for reoffering to the public.

            2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when and to the extent that (i) a Registration Statement covering Registrable Securities has been declared effective under the Securities Act and Registerable Securities have been disposed of pursuant to such effective Registration Statement, (ii) Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) Registrable Securities have been otherwise transferred to a party that is not an Affiliate of the Stockholder and new certificates for such Registrable Securities not bearing the legend specified in Section 3.01(b) of the Stockholder's Agreement shall have been delivered by the Company, (iv) the Effective Period ends or (v) Registrable Securities have ceased to be outstanding.

            3. PIGGY-BACK REGISTRATION RIGHTS. (a) Whenever during the Effective Period the Company shall propose to file a registration statement under the Securities Act relating to the public offering of Parent Common Stock for cash pursuant to a firm commitment underwritten offering (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company), for sale for its own account, the Company shall (i) give written notice at least seven Business Days prior to the filing thereof to each Holder of Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such registration statement and advising such Holder of his right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and (ii) at the written request of any such Holder given to the Company at least two Business Days prior to the proposed filing date, include among the securities covered by such registration statement the number of Registrable Securities which such

                                       4

Holder shall have requested be so included (subject, however, to reduction in accordance with paragraph (b) of this Section). The Company shall use its commercially reasonable efforts to cause the managing underwriter of the proposed underwritten offering to permit the Holders of Registrable Securities requested to be included in the Registration Statement for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein.

            (b) Each Holder of Registrable Securities desiring to participate in an offering pursuant to Section 3(a) may include shares of Parent Common Stock in any Registration Statement relating to such offering to the extent that the inclusion of such shares of Parent Common Stock shall not reduce the number of shares of Parent Common Stock to be offered and sold by the Company pursuant thereto. If the lead managing underwriter selected by the Company for an underwritten offering pursuant to Section 3(a) determines that marketing factors require a limitation on the number of shares of Parent Common Stock to be offered and sold by the stockholders of the Company in such offering, there shall be included in the offering only that number of shares of Parent Common Stock, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering of all the shares of Parent Common Stock that the Company desires to sell for its own account. In such event and provided the managing underwriter has so notified the Company in writing, the number of shares of Parent Common Stock to be offered and sold by stockholders of the Company, including Holders of Registrable Securities, desiring to participate in such offering shall be allocated among such stockholders of the Company on a pro rata basis based on their holdings of Parent Common Stock (subject to any written agreements requiring a different priority).

            (c) Nothing in this Section 3 shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

            (d) A request by Holders to include Registrable Securities in a proposed underwritten offering pursuant to

                                       5
Section 3(a) shall not be deemed to be a request for a demand registration pursuant to Section 4.

            4. DEMAND REGISTRATION RIGHT. (a) Upon the written request of Holders of at least 25% of the Registrable Securities that the Company effect the registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of such Holder's or Holders' Registrable Securities and specifying the aggregate number of shares of Registrable Securities requested to be registered and the name or names of the proposed managing underwriter or underwriters (or in the case of a Designated Shelf Registration or a transaction covered by Section 2.02(iv) of the Stockholder's Agreement, the intended method of distribution and the name or names of any managing underwriters or agents), the Company will use all commercially reasonable efforts to file a Registration Statement covering such Holder's or Holders' Registrable Securities requested to be registered within 20 Business Days after receipt of such request for disposition pursuant to an underwritten offering (or, in the case of a Designated Shelf Registration or a transaction covered by Section 2.02(iv) of the Stockholder's Agreement, the intended method of distribution) (the terms of such underwritten offering or other distribution to be determined by the Holders of a majority of the Registrable Securities so requested to be registered); PROVIDED, HOWEVER, that, subject to Section 4(c), the Company shall not be required to take any action pursuant to this Section 4:

            (1) if prior to the date of such request the Company shall have effected four (4) registrations pursuant to this Section 4;

            (2) if the Company has effected a registration (other than a Designated Shelf Registration) pursuant to this Section 4 within the 120-day period next preceding such request which permitted Holders of Registrable Securities to register Registrable
      Securities;

            (3) if the Company shall at the time have effective a Shelf Registration pursuant to which the Holder or Holders that requested registration could effect the disposition of such Holder's or Holders' Registrable Securities in the manner requested;

            (4) if the Registrable Securities which the Company shall have been requested to register shall have a then current market value of less than $50,000,000, unless such registration request is for all remaining Registrable Securities; PROVIDED, HOWEVER, that this restriction shall not apply to the 1,000,000 (as such number may be adjusted pursuant to Section 3.01(c) of the Merger Agreement) shares of Parent Common Stock issued at the Effective Time so long as the request to register such shares covers all of such shares;

            (5) during the pendency of any Blackout Period; or


            (6) if the intended method of distribution is not permitted under
      Section 2.02(i) or 2.02(iv) of the Stockholder's Agreement or, in the case of a Designated Shelf Registration, Section 2.02(ii) or (iii) of the Stockholder's Agreement;

PROVIDED FURTHER, HOWEVER, that the Company shall be permitted to satisfy its obligations under this Section 4(a) by amending (to the extent permitted by applicable law) any registration statement (including any Shelf Registration) previously filed by the Company under the Securities Act so that such registration statement (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under this Section 4(a). If the Company shall so amend a previously filed registration statement, it shall be deemed to have effected a registration for purposes of this Section 4.

            (b) The holders of a majority in number of the Registrable Securities shall be entitled to specify in a request that one registration that is effected pursuant to this Section 4 shall be for a Shelf Registration (a "Designated Shelf Registration"). Subject to any Blackout Period, a Designated Shelf Registration shall be available for transactions described in Section 2.02(ii) or (iii) of the Stockholder's Agreement during the 15 Business Day period beginning on the third Business Day after the Company's public announcement of its quarterly or year-end financial results (each a "Sale Period"); PROVIDED, HOWEVER, that dispositions pursuant to this Section 4(b), together with all other sales pursuant to Section 2.02(ii) of the Stockholder's Agreement within the same three month period, shall not exceed 1% of the outstanding shares of Parent Common Stock as reported on the Company's most recent

Form 10-K or 10-Q, as applicable. Notwithstanding the foregoing, if a Blackout Period or a suspension by the Company of the use by the Holders of the Designated Shelf Registration or any related Prospectus pursuant to Section 7(e), eliminates more than seven Business Days in any Sale Period, then (i) the length of the next Sale Period shall be thirty Business Days and (ii) the volume restriction specified in the preceding sentence shall be 2% of the outstanding shares of Parent Common Stock for the three month period which includes such extended Sale Period. Notwithstanding the provisions of Section 7(b), the Company shall be required to maintain the effectiveness of the Designated Shelf Registration for at least 36 calendar months (which period shall be extended if necessary to cover any and all extended Sale Periods provided for under the immediately preceding sentence), or, if earlier, until all Registrable Securities covered thereby have ceased to be Registrable Securities.

            (c) Upon the written request of a Holder that the Company effect the registration with the SEC under and in accordance with the provisions of the Securities Act of all of the then outstanding (x) shares of Parent Common Stock issued pursuant to Section 8.01(g)(ii) of the Merger Agreement or (y) shares of Parent Common Stock issued pursuant to Section 3.1 or 4.1 of the Certificate of Designations in payment of accrued and unpaid dividends on the Parent Preferred Stock and specifying the aggregate number of shares of Registrable Securities requested to be registered and the intended method of distribution and the name or names of any managing underwriters or agents, the Company will use commercially reasonable efforts to file a Registration Statement covering such Holder's Registrable Securities requested to be registered within 20 Business Days after receipt of such request. Notwithstanding anything to the contrary in
Section 4(a) or 6(b), (A) the registration of Registrable Securities pursuant to this Section 4(c) shall not be subject to the provisions of Section 4(a) or 6(b) and (B) the number of registration requests pursuant to this Section 4(c) shall be unlimited.

            (d) A registration requested pursuant to this Section 4 shall not be deemed to be effected for purposes of this Section 4 if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder.

            (e) Holders of a majority in number of the Registrable Securities to be included in a Registration

Statement pursuant to this Section 4 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. The Holders of Registrable Securities who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; PROVIDED, HOWEVER, that, if such revocation was based on (x) the Company's failure to comply in all material respects with its obligations hereunder or (y) the occurrence of a Blackout Period, such reimbursement shall not be required and the remaining provisions of this Section 4(d) shall not apply. If such reimbursement is made within 10 Business Days following a request therefor, such registration shall not be deemed to have been effected for purposes of this Section 4. If such reimbursement is not so received within such time (i) such registration shall be deemed to have been effected for purposes of this Section 4 and (ii) the Company shall have no further obligations to such Holders with respect to piggy-back registrations pursuant to Section 3 or demand registrations pursuant to this
Section 4 until such reimbursement is made.

          (f) The Company will not include any securities which are not Registrable Securities in any Registration Statement filed pursuant to a demand made under this Section 4 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement.

            5. SELECTION OF UNDERWRITERS. In connection with any underwritten offering pursuant to a Registration Statement filed pursuant to a demand made pursuant to Section 4, Holders of a majority in number of the Registrable Securities to be included in the Registration Statement shall have the right to select a managing underwriter or underwriters to administer the offering, so long as such managing underwriter or underwriters shall be reasonably satisfactory to the Company; PROVIDED, HOWEVER, that the Company shall have the right to select one co-managing underwriter, so long as such co-managing underwriter shall be reasonably satisfactory to the Holders of a majority in number of the Registrable Securities to be included in such offering. The managing underwriter or underwriters selected by the Holders of a majority in number of the Registrable Securities to be registered shall be deemed satisfactory to the Company unless the Company sends a written notice of objection to the Holders of a majority in number of such Registrable Securities within 10 days of receipt of notice from such Holders of the appointment of a managing underwriter or underwriters and the co-managing underwriter selected by the Company shall be deemed to be satisfactory to such Holders unless such Holders send a written notice of objection to the Company within 10 days of receipt of notice from the Company of the appointment of a co-managing underwriter.

            6. BLACKOUT PERIODS FOR HOLDERS. (a) Subject to Section 4(c), if the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders of Registrable Securities written notice of such determination, the Company shall be entitled to (i) postpone the filing of the Registration Statement otherwise required to be prepared and filed by the Company pursuant to Section 3 or 4 or (ii) elect that the Registration Statement not be used, in either case, for a reasonable period of time, but not to exceed 90 days (a "Section 6(a) Period"). Any such written notice shall be signed by an officer of the Company and contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall promptly notify each Holder of the expiration or earlier termination of a Section 6(a) Period.

            (b) Subject to Section 4(c), if (i) during the Effective Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to a continuous "at the market offering" pursuant to Rule 415(a)(4) under the Securities Act, an employee stock option, stock purchase, dividend reinvestment plan or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to any Related Securities and (ii) with reasonable prior notice, (A) the Company (in the case of a non-underwritten offering pursuant to such registration statement) advises the Holders in writing that a sale or distribution of Registrable Securities would adversely affect such offering or (B) the managing underwriter or underwriters (in the case of an underwritten offering) advise the Company in writing (in which case the Company shall notify the Holders), that a sale or distribution of Registrable Securities would adversely affect such offering, then each Holder of Registrable Securities shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Registrable Securities, including sales pursuant to Rule 144 under the Securities Act, during the 10-day period prior to, and during (x) the 60-day period, in the case of sales or distributions pursuant to a Designated Shelf Registration or pursuant to Rule 144 under the Securities Act, and (y) the 90-day period, in all other cases, in each case beginning on the effective date of such registration statement (a "Section 6(b) Period").

            (c) The Effective Period and (in the case where the use of an effective Registration Statement (other than a Designated Shelf Registration) is prohibited under Section 6(a)) the period for which a Registration Statement shall be kept effective pursuant to Section 7(b), as the case may be, shall be extended by a number of days equal to the number of days of any Blackout Period occurring during such period (except that, in the case of the occurrence of a Blackout Period during the effectiveness of a Designated Shelf Registration, the Effective Period will only be extended to the extent, if any, necessary to comply with Section 4(b)). Except as provided below, the beginning of any Blackout Period shall be at least 120 days after the end of the prior Blackout Period and the aggregate number of days included in all Blackout Periods during any consecutive 12 month period during the Effective Period shall not exceed 180 days; PROVIDED, HOWEVER, that once during any consecutive 12 month period during the Effective Period a Section 6(b) Period may begin on or within five days of the last day of a Section 6(a) Period.

            (d) Without limiting the rights of the Company under Section 6(a), unless the Company shall exercise its right to declare a Section 6(b) Period prior to the 10th day preceding the effectiveness of a Registration Statement effected pursuant to Section 4 (other than a Designated Shelf Registration), it shall not, during the period beginning on such 10th day and continuing during the period of the offering covered by such Registration Statement (other than a Designated Shelf Registration) file or effect a registration statement of the type for which it would be entitled to declare a Section 6(b) Period.

            7. REGISTRATION PROCEDURES. If and whenever the Company is required to use commercially reasonable efforts to effect or cause the registration of any Registrable

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Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

            (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective;

            (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep such Registration Statement effective for up to 90 days (except to the extent otherwise provided in Section 4(b) with respect to a Designated Shelf Registration) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 90th day (except to the extent otherwise provided in Section 4(b) with respect to a Designated Shelf Registration) and (y) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); PROVIDED that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder), the Company will furnish to the Holders, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed and will not file any such documents (other than as aforesaid) to which any of them reasonably object prior to the filing thereof;

            (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), any Prospectus or Prospectus supplement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

            (d) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7(b), of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time,

                  (1) when the Prospectus or any Prospectus supplement or
            post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                  (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                  (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any overt threats of any proceedings for such purposes;

                  (4) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or any overt threats of any proceeding for that purpose; and

                  (5) if at any time the representations and warranties of the
            Company contemplated by paragraph (i)(1) below cease to be true and correct;

            (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders an earnings statement which shall satisfy the provisions of
      Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 under the Securities Act;

            (h) use commercially reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Parent Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

            (i) enter into agreements (including underwriting agreements) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in firm commitment underwritten offerings;

                  (2) obtain opinions of counsel to the Company and updates
            thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in number of the Registrable Securities being sold) addressed to such Holders and the underwriters covering the matters customarily covered in opinions requested in firm commitment underwritten offerings and such other matters as may be reasonably requested by the Holders of a majority in number of the Registrable Securities being sold and the managing underwriter, if any;

                  (3) obtain "cold comfort" letters and updates thereof from the
            Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with firm commitment underwritten offerings on such date or dates as may be reasonably requested by the Holders of a majority in number of the Registrable Securities being sold and the managing underwriter, if any;

                  (4) if requested, provide indemnification in accordance with the provisions and procedures of Section 10 hereof to all parties to be indemnified pursuant to said Section; and

                  (5) deliver such documents and certificates as may be
            reasonably requested by the Holders of a majority in number of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

      The matters set forth in this Section 7(i) shall be effected at each closing under any underwriting or similar agreement as and to the extent required thereunder.

            (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate, to the extent commercially reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders may request;

            (k) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment promptly upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (l) make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), reasonable access to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by any such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; PROVIDED, HOWEVER, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; PROVIDED FURTHER, HOWEVER, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors. Each Holder of Registrable Securities agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records; and

            (m) in the event of the issuance of any stop order suspending the effectiveness of the Registration

      Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use all commercially reasonable efforts promptly to obtain its withdrawal.

            The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

            Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Effective Period and (in the case where the use of an effective Registration Statement (other than a Designated Shelf Registration) or any related Prospectus is prohibited under Section 7(e)) the period mentioned in
Section 7(b), as the case may be, shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 7(e) and through the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7(e) (except that, in the case of such a prohibition during the effectiveness of a Designated Shelf Registration, the Effective Period will only be extended to the extent necessary to comply with Section 4(b)).

            8. REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with all registrations of Registrable Securities pursuant to Sections 3 and 4 upon the written request of any of the Holders, and each Holder shall pay (x) any fees or disbursements of counsel to such Holder (other than Counsel to the Holders) and
(y) all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

            9. REPORTS UNDER THE EXCHANGE ACT. The Company agrees to:

            (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

            (b) furnish to any Holder, during the Effective Period, forthwith upon request (A) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

            10. INDEMNIFICATION; CONTRIBUTION. (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to the Company by such indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers, directors and agents and each

Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Notwithstanding the foregoing provisions of this Section 10(a), the Company will not be liable to any Holder of Registrable Securities, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section 10(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's or other Person's failure to send or deliver a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such Holder or other Person in accordance with this Agreement.

            (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with the Registration Statement, each Holder will furnish to the Company in writing such information, including the name, address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Registration Statement or the related Prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 10(a)) the Company, all other Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein.

            (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Section 10 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 10 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligation set forth in this Section 10. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of each indemnifying party.

            (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 10 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder's obligation to contribute is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering, and not joint.

            If indemnification is available under this Section 10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 10(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 10(d).

            (e) LIMITATION ON LIABILITY AND CONTRIBUTION OF A HOLDER. In no event shall any Holder of Registrable Securities be liable or required to contribute any amount under this Section 10 or otherwise in respect of any untrue or alleged untrue statement or omission or alleged omission for amounts in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission.

            (f) The provisions of this Section 10 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

            11. PARTICIPATION IN UNDERWRITTEN OFFERINGS. No Holder of Registrable Securities may participate in any underwritten offering hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            12. MISCELLANEOUS. (a) REMEDIES. Each Holder of Registrable Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

            (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

            (c) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for any party as shall be specified by like notice).

            (i)(A) if to the Stockholder to:

                              Houston Industries Incorporated
                              Five Post Oak Park
                              4400 Post Oak Parkway
                              Houston, TX 77027
                              Facsimile: (713) 629-3065

                              Attention: Mr. Stephen W. Naeve

                        with a copy (which shall not constitute
                        notice) to:

                              Houston Industries Incorporated
                              611 Walker, 25th Floor
                              Houston, TX 77002
                              Facsimile: (713) 220-5503

                              Attention: Hugh Rice Kelly, Esq.

                        with a copy (which shall not constitute
                        notice) to:

                              Baker & Botts, L.L.P.
                              One Shell Plaza
                              910 Louisiana
                              Houston, TX 77002
                              Facsimile: (713) 229-1522

                              Attention: Margo S. Scholin, Esq.

            (B) if to a Holder of Registrable Securities, other than the Stockholder, at the address of such Holder as such Holder may designate to the Company in writing; and

          (ii) if to the Company to:

                              Time Warner Inc.
                              75 Rockefeller Plaza
                              New York, NY 10019
                              Facsimile: (212) 333-3987

                              Attention: Peter R. Haje, Esq.

                        with a copy (which shall not constitute
                        notice) to:

                              Cravath, Swaine & Moore
                              Worldwide Plaza
                              825 Eighth Avenue
                              New York, NY 10019
                              Facsimile: (212) 474-3700

                              Attention: William P. Rogers, Jr., Esq.

            (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, any Holder other than the Stockholder and any successors thereof; PROVIDED, HOWEVER, that (i) any Holder (other than the Stockholder) shall have agreed in writing to become a Holder under this Agreement and to be bound by the terms and conditions hereof and (ii) subject to clause (i), this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder to any Person that is not so permitted to be a Holder, and any such purported assignment shall be null and void.

            (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            (f) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby and that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Stockholder shall be enforceable to the fullest extent permitted by law.

            (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           TIME WARNER INC.,

                                             by /s/ SPENCER B. HAYS
                                             Name:  Spencer B. Hays
                                             Title: Vice President

                                           HOUSTON INDUSTRIES
                                           INCORPORATED,

                                             by /s/ STEPHEN W. NAEVE
                                             Name:  Stephen W. Naeve
                                             Title: Vice President -
                                                    Strategic Planning
                                                    and Administration
                                       26
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